Exhibit 99.3

Nuvera Communications, Inc.

Cautionary Statement on Forward-Looking Statements
September 29, 2023

From time to time, in reports filed with, or furnished to the United States Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, we may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans. These statements generally are identified by the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “may,” “will,” “would,” “seeks,” “targets,” “continues,” “should,” “will be,” “will continue,” or similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Nuvera and its subsidiaries to be different from those expressed or implied in the forward-looking statements.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the federal securities laws. Shareholders and the investing public should understand that these forward-looking statements are subject to risks and uncertainties that could affect our actual results and cause actual results to differ materially from those indicated in the forward-looking statements.

These risks and uncertainties may include, but are not limited to:

•        our decision to actively build and deploy the largest infrastructure project in our company history through the Nuvera Gig Cities™ project construction that we first announced in December 2021;

•        our ability to attract and retain customers in our service areas, including the areas serviced by our fiber initiative;

•        our ability to finance the deployment of our going infrastructure project and meet our  liquidity and capital needs;

•        our ability to declare cash dividends in the near-future in light of our commitment to actively build and deploy our largest infrastructure project and support

•        our current debt structure may change due to increases in interest rates or our ability to comply with lender loan covenants or any decision we may make to seek additional debt capital;

•        elimination of, or changes in the structure or level of, federal or state governmental network support we receive;

•        unfavorable general economic conditions that could negatively affect our operating results;

•        possible customer payment defaults:

•        possible future substantial regulatory change and increased competition;

•        our possible pursuit of acquisitions could be expensive or unsuccessful;

•        we may not accurately predict technological trends or the success of new products

•        a failure in our operational systems or infrastructure could affect our operations;

•        data security breaches to us or our customers; and

•        possible replacement or turnover of management or key personnel.